Exhibit 10.12

AMENDMENT NO. 1

TO

DEVELOPMENT, COMMERCIALIZATION AND LICENSING AGREEMENT

This AMENDMENT NO. 1 TO DEVELOPMENT, COMMERCIALIZATION AND LICENSING AGREEMENT (“Amendment”) is made and effective as of May 14, 2007, by and between Laboratory Corporation of America Holdings (“LabCorp”) and ARCA Discovery, Inc. (“ARCA”).

WHEREAS, LabCorp and ARCA entered into a Development, Commercialization and Licensing Agreement dated February 1, 2007 (the “License Agreement”); and

WHEREAS, the parties desire to amend the terms of the License Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LabCorp and ARCA agree to the following amendments to the License Agreement:

1. Sections 2.6 and 2.8 of the License Agreement are hereby amended by deleting the words “ninety (90) days” in each such section and replacing such words with “one hundred eighty (180) days.

2. Except as expressly herein amended, the terms and conditions of the License Agreement as existed prior to this Amendment shall remain in full force and effect. This Amendment shall be governed by and construed according to the laws of the State of Delaware.

IN WITNESS WHEREOF, LabCorp and ARCA have caused this Amendment to be executed, by the duly authorized officers of each party, on the dates shown below.

ARCA Discovery, Inc.		Laboratory Corporation of America Holdings

By:	/s/ Christopher Ozeroff	By:	/s/ Bradford T. Smith

Name:	Christopher Ozeroff	Name:	Bradford T. Smith
Title:	EVP Bus. Dev. & GC	Title:	Executive Vice President
Date:	May 14, 2007	Date:	May 18, 2007